EXHIBIT 15.3
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in Registration Statement 333-143183 and 333-171009 on Form S-8 of our report dated March 26, 2010, relating to the consolidated financial statements of Terra Nova Royalty Corporation (formerly KHD Humboldt Wedag International Ltd.) (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2010.
“Deloitte & Touche LLP”
Independent Registered Chartered Accountants
Vancouver, Canada
March 31, 2011